Exhibit 99.1
F O R    I M M E D I A T E    R E L E A S E
February 26, 2007
For more information contact:
Scott Estes — (419) 247-2800
Mike Crabtree — (419) 247-2800
Health Care REIT, Inc.
Reports Fourth Quarter and Year End Results
Increases 2007 Dividend 3% to $2.64
Toledo, Ohio, February 26, 2007Health Care REIT, Inc. (NYSE:HCN) announced today operating results for its fourth quarter and year ended December 31, 2006.
“This was a momentous year for Health Care REIT as a result of completing the Windrose merger,” commented George L. Chapman, chief executive officer of Health Care REIT, Inc. “We delivered on both our 2006 earnings and investment guidance; however, we are most excited about the platform and infrastructure we established. We believe that our more diversified portfolio, property management and development capabilities, and the depth and breadth of our team, position the new Health Care REIT to capitalize on the opportunities in the evolving senior housing and healthcare industries.”
2006 Highlights.
•	Generated 2006 total stockholder return of 35%

•	Completed $1.0 billion merger with Windrose Medical Properties Trust

•	Completed net new investments totaling $418.4 million

•	Established strong investment pipeline of $2.0-3.0 billion for future investment opportunities

•	Reported 2006 normalized FFO and FAD growth of 1% and 4%, respectively

•	Reported 2006 normalized FFO and FAD payout ratios of 86% and 89%, respectively
Key Performance Indicators.

	4Q06	4Q05	Change	2006	2005	Change
Net income available to common stockholders per diluted share	$0.27	$0.47	-43%	$1.31	$1.15	14%
Normalized FFO per diluted share	$0.77	$0.76	1%	$2.97	$2.94	1%
Normalized FAD per diluted share	$0.74	$0.71	4%	$2.87	$2.75	4%
Common Dividends per Share (1)	$0.64	$0.62	3%	$2.54	$2.46	3%
Normalized FFO Payout Ratio	83%	82%		86%	84%
Normalized FAD Payout Ratio	86%	87%		89%	89%
(1) Excludes $0.3409 prorated dividend paid on December 28, 2006 in connection with the Windrose merger.

4Q06 Earnings Release	February 26, 2007

4Q06 Earnings.   The following table summarizes the items impacting NICS, FFO and FAD:

	NICS			FFO			FAD
	4Q06	4Q05	Change	4Q06	4Q05	Change	4Q06	4Q05	Change
Per Diluted Share	$0.27	$0.47	-43%	$0.69	$0.79	-13%	$0.72	$0.89	-19%
Includes impact of:
Gain/(loss) on sales of real property (1)	($0.02)	$0.06	-133%
Merger-related expenses (2)	($0.08)			($0.08)			($0.08)
Debt extinguishment charges, net (3)		($0.04)			($0.04)			($0.04)
Per Diluted Share — Adjusted				$0.77	$0.83	-7%	$0.80	$0.93	-14%
Includes impact of:
Cash receipts — prepaid/straight-line rent (4)							$0.07	$0.14	-50%
Additional interest income (5)		$0.07			$0.07			$0.07
Per Diluted Share — Normalized				$0.77	$0.76	1%	$0.74	$0.71	4%
(1) $1.3 million losses and $3.4 million gains in 4Q06 and 4Q05, respectively.
(2) $5.2 million of merger-related expenses in 4Q06.
(3) $2.2 million net loss on extinguishment of debt in 4Q05.
(4) $4.3 million and $7.8 million of receipts in 4Q06 and 4Q05, respectively.
(5) $4.2 million of additional interest income in 4Q05.
2006 Earnings.   The following table summarizes the items impacting NICS, FFO and FAD:

	NICS			FFO			FAD
	2006	2005	Change	2006	2005	Change	2006	2005	Change
Per Diluted Share	$1.31	$1.15	14%	$2.86	$2.65	8%	$3.09	$2.71	14%
Includes impact of:
Gain/(loss) on sales of real property (1)	$0.02	$0.06	-67%
Merger-related expenses (2)	($0.08)			($0.08)			($0.08)
Debt extinguishment charges, net (3)		($0.38)			($0.38)			($0.38)
Per Diluted Share — Adjusted				$2.95	$3.03	-3%	$3.18	$3.09	3%
Includes impact of:
Cash receipts — prepaid/straight-line rent (4)							$0.33	$0.25	32%
Additional interest income (5)		$0.08			$0.08			$0.08
SFAS 123(R) accelerated vesting impact (6)	($0.02)			($0.02)			($0.02)
Per Diluted Share — Normalized				$2.97	$2.94	1%	$2.87	$2.75	4%
(1) $1.3 million and $3.2 million gains in 2006 and 2005, respectively.
(2) $5.2 million of merger-related expenses in 2006.
(3) $20.7 million net losses on extinguishment of debt in 2005.
(4) $20.5 million and $13.9 million of receipts in 2006 and 2005, respectively.
(5) $4.5 million of additional interest income in 2005.
(6) $1.3 million of accelerated stock-based compensation expense in 2006.
Dividends for Fourth Quarter 2006. On February 20, 2007, the company paid a prorated dividend of $0.2991 per share. This represents a total dividend of $0.64 per share for the quarter ended December 31, 2006 when combined with the prorated dividend of $0.3409 per share paid on December 28, 2006 in connection with the Windrose Medical Properties Trust merger.
Dividends for 2007. The Board of Directors approved a new quarterly dividend rate of $0.66 per share per quarter ($2.64 per share annually), commencing with the May 2007 dividend, up 3% from $0.64 per share, the rate during 2006. The company’s dividend policy is reviewed annually during the Board of Directors’ January planning session. The declaration and payment of quarterly dividends remains subject to the review and approval of the Board of Directors.

4Q06 Earnings Release	February 26, 2007

Outlook for 2007. The company is introducing its 2007 guidance and expects to report net income available to common stockholders in a range of $1.17 to $1.25 per diluted share, FFO in a range of $3.06 to $3.14 per diluted share and FAD in a range of $2.80 to $2.88 per diluted share. In preparing its guidance, the company made the following assumptions:
•	Gross investments of $1.0 to $1.2 billion, including acquisitions of $700 to $800 million at average initial yields of 7.75-8.25%.

•	Gross investments include funded new development of $300 to $400 million with the investment balance capitalized at the company’s average cost of debt (approximately 6.5%) and recorded as a reduction in interest expense until completion.

•	Dispositions of $100 to $200 million at average yields of 9.5-10%.

•	Net investments of $800 million to $1.1 billion.

•	General and administrative expenses of $33 to $35 million for the full year 2007.
The company’s guidance excludes any impairments, unanticipated additions to the loan loss reserve or other additional one-time items, including any additional cash payments outside the normal monthly rental payments. Please see Exhibit 15 for a reconciliation of the outlook for net income available to common stockholders to FFO and FAD.
Conference Call Information. The company has scheduled a conference call on February 27, 2007 at 9:00 a.m. Eastern time to discuss its fourth quarter and year end results, industry trends, portfolio performance and outlook for 2007. Telephone access will be available by dialing 800-562-8369 or 913-312-1299 (international). For those unable to listen to the call live, a taped rebroadcast will be available beginning two hours after completion of the call through March 13, 2007. To access the rebroadcast, dial 888-203-1112 or 719-457-0820 (international). The conference ID number is 1745849. To participate in the webcast, log on to www.hcreit.com or www.earnings.com 15 minutes before the call to download the necessary software. Replays will be available for 90 days through the same Web sites. This earnings release is posted on the company’s Web site under the heading News & Events.
Supplemental Reporting Measures. The company believes that net income available to common stockholders (NICS), as defined by U.S. generally accepted accounting principles (U.S. GAAP), is the most appropriate earnings measurement. However, the company considers funds from operations (FFO) and funds available for distribution (FAD) to be useful supplemental measures of its operating performance. Historical cost accounting for real estate assets in accordance with U.S. GAAP implicitly assumes that the value of real estate assets diminishes predictably over time as evidenced by the provision for depreciation. However, since real estate values have historically risen or fallen with market conditions, many industry investors and analysts have considered presentations of operating results for real estate companies that use historical cost accounting to be insufficient. In response, the National Association of Real Estate Investment Trusts (NAREIT) created FFO as a supplemental measure of operating performance for REITs that excludes historical cost depreciation from net income. FFO, as defined by NAREIT, means net income, computed in accordance with U.S. GAAP, excluding gains (or losses) from sales of real estate, plus real estate depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. FAD represents FFO excluding the net straight-line rental adjustments, rental income related to above/below market leases and amortization of deferred loan expenses and less cash used to fund capital expenditures, tenant improvements and lease commissions.
EBITDA stands for earnings before interest, taxes, depreciation and amortization. The company believes that EBITDA, along with net income and cash flow provided from operating activities, is an important supplemental measure because it provides additional information to assess and evaluate the performance of its operations. Additionally, restrictive covenants in the company’s long-term debt arrangements contain

4Q06 Earnings Release	February 26, 2007

financial ratios based on EBITDA. The company primarily utilizes EBITDA to measure its interest coverage ratio, which represents EBITDA divided by total interest, and its fixed charge coverage ratio, which represents EBITDA divided by fixed charges. Fixed charges include total interest, secured debt principal amortization and preferred stock dividends.
In April 2002, the Financial Accounting Standards Board issued Statement No. 145 that requires gains and losses on extinguishments of debt to be classified as income or loss from continuing operations rather than as extraordinary items as previously required under Statement No. 4. The company adopted the standard effective January 1, 2003 and has properly reflected the prior year loss on extinguishment of debt which may not be added back to net income in the calculation of FFO, FAD or EBITDA. Although the company has adopted this treatment, it has also disclosed FFO, FAD and EBITDA adjusted for the loss on extinguishment of debt for enhanced clarity.
FFO, FAD and EBITDA are financial measures that are widely used by investors, equity and debt analysts and rating agencies in the valuation, comparison, rating and investment recommendations of companies. The company’s management uses these financial measures to facilitate internal and external comparisons to historical operating results and in making operating decisions. Additionally, FFO and FAD are utilized by the Board of Directors to evaluate management. FFO, FAD and EBITDA do not represent net income or cash flow provided from operating activities as determined in accordance with U.S. GAAP and should not be considered as alternative measures of profitability or liquidity. Finally, FFO, FAD and EBITDA, as defined by the company, may not be comparable to similarly entitled items reported by other real estate investment trusts or other companies. Please see Exhibits 12, 13 and 14 for reconciliations of EBITDA, FAD and FFO.
Net operating income (NOI) is used to evaluate the operating performance of certain real estate properties such as medical office buildings. We define NOI as total revenues, including tenant reimbursements and discontinued operations, less property operating expenses, which exclude depreciation and amortization, general and administrative expenses, impairments and interest expense. We believe NOI provides investors relevant and useful information because it measures the operating performance of our medical office buildings at the property level on an unleveraged basis. We use NOI to make decisions about resource allocations and to assess the property level performance of our medical office buildings.
Health Care REIT, Inc., with headquarters in Toledo, Ohio, is a self-administered, equity real estate investment trust that invests across the full spectrum of senior housing and health care real estate, including independent living/continuing care retirement communities, assisted living facilities, skilled nursing facilities, hospitals, long-term acute care hospitals and medical office buildings. Founded in 1970, the company was the first real estate investment trust to invest exclusively in health care facilities. Through the Windrose Medical Properties Division, the company has property management capabilities and expertise in the medical office and hospital sectors. Through the HADC subsidiary, the company offers project management, facility planning and property development services. As of December 31, 2006, the company’s broadly diversified portfolio was comprised of 578 properties in 37 states. More information is available on the Internet at www.hcreit.com.
This document may contain “forward-looking” statements as defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements concern and are based upon, among other things, the possible expansion of the company’s portfolio; the sale of properties; the performance of its operators and properties; its occupancy rates; its ability to acquire or develop properties; its ability to manage properties; its ability to enter into agreements with new viable tenants for properties that the company takes back from financially troubled tenants, if any; its ability to make distributions; its policies and plans regarding investments, financings and other matters; its tax status as a real estate investment trust; its ability to appropriately balance the use of debt and equity; its ability to access capital markets or other sources of funds; its critical accounting policies; and its ability to meet its earnings guidance. When the company uses words such as “may,” “will,” “intend,” “should,” “believe,” “expect,” “anticipate,” “project,” “estimate” or similar expressions, it is

4Q06 Earnings Release	February 26, 2007

making forward-looking statements. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties. The company’s expected results may not be achieved, and actual results may differ materially from expectations. This may be a result of various factors, including, but not limited to: the status of the economy; the status of capital markets, including prevailing interest rates; issues facing the health care industry, including compliance with, and changes to, regulations and payment policies and operators’ difficulty in cost-effectively obtaining and maintaining adequate liability and other insurance; changes in financing terms; competition within the health care and senior housing industries; negative developments in the operating results or financial condition of operators, including, but not limited to, their ability to pay rent and repay loans; the company’s ability to transition or sell facilities with a profitable result; the failure of closings to occur as and when anticipated; acts of God affecting the company’s properties; the company’s ability to timely reinvest sale proceeds at similar rates to assets sold; the company’s ability to re-lease space at similar rates as vacancies occur; operator bankruptcies or insolvencies; government regulations affecting Medicare and Medicaid reimbursement rates; liability or contract claims by or against operators and tenants; unanticipated difficulties and/or expenditures relating to future acquisitions and the integration of multi-property acquisitions; environmental laws affecting the company’s properties; changes in rules or practices governing the company’s financial reporting; and legal and operational matters, including real estate investment trust qualification, and key management personnel recruitment and retention. Finally, the company assumes no obligation to update or revise any forward-looking statements or to update the reasons why actual results could differ from those projected in any forward-looking statements.
FINANCIAL SCHEDULES FOLLOW
#####

4Q06 Earnings Release	February 26, 2007

HEALTH CARE REIT, INC.
Financial Supplement
CONSOLIDATED BALANCE SHEETS (unaudited)
(In thousands)

	December 31,
	2006	2005
Assets
Real estate investments:
Real property owned
Land and land improvements	$386,693	$261,236
Buildings & building improvements	3,659,065	2,659,746
Acquired lease intangibles	84,082	0
Real property held for sale, net of accumulated depreciation	14,796	11,912
Construction in progress	138,222	3,906

	4,282,858	2,936,800
Less accumulated depreciation and intangible amortization	(347,007)	(274,875)

Total real property owned	3,935,851	2,661,925
Loans receivable	194,448	194,054
Less allowance for losses on loans receivable	(7,406)	(6,461)

	187,042	187,593

Net real estate investments	4,122,893	2,849,518

Other assets:
Equity investments	4,700	2,970
Deferred loan expenses	20,657	12,228
Cash and cash equivalents	36,216	36,237
Receivables and other assets	96,144	71,211

	157,717	122,646

Total assets	$4,280,610	$2,972,164

Liabilities and stockholders’ equity
Liabilities:
Borrowings under unsecured lines of credit arrangements	$225,000	$195,000
Senior unsecured notes	1,541,814	1,198,278
Secured debt	378,972	107,540
Liability to subsidiary trust issuing preferred securities	52,215	0
Accrued expenses and other liabilities	101,588	40,590

Total liabilities	2,299,589	1,541,408

Minority interests	2,228	0

Stockholders’ equity:
Preferred stock	338,993	276,875
Common stock	73,152	58,050
Capital in excess of par value	1,873,811	1,306,471
Treasury stock	(2,866)	(2,054)
Cumulative net income	932,853	830,103
Cumulative dividends	(1,238,860)	(1,039,032)
Accumulated other comprehensive income	(135)	0
Other equity	1,845	343

Total stockholders’ equity	1,978,793	1,430,756

Total liabilities and stockholders’ equity	$4,280,610	$2,972,164

4Q06 Earnings Release	February 26, 2007

CONSOLIDATED STATEMENTS OF INCOME (unaudited)
(In thousands, except per share data)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2006	2005	2006	2005
Revenues:
Rental income	$81,261	$65,464	$300,071	$244,997
Interest income	5,651	8,744	18,829	23,993
Other income	875	1,806	3,924	4,548

Gross revenues	87,787	76,014	322,824	273,538

Expenses:
Interest expense	24,969	20,379	94,802	77,319
Property operating expenses	1,115	0	1,115	0
Depreciation and amortization	24,902	19,780	93,131	74,816
General and administrative expenses	10,219	3,941	26,004	16,163
Loan expense	1,056	502	3,255	2,710
Loss on extinguishment of debt	0	3,036	0	21,484
Provision for loan losses	250	300	1,000	1,200

Total expenses	62,511	47,938	219,307	193,692

Income before minority interests	25,276	28,076	103,517	79,846

Minority interests	(13)	0	(13)	0

Income from continuing operations	25,263	28,076	103,504	79,846

Discontinued operations:
Gain (loss) on sales of properties	(1,324)	3,361	1,267	3,227
Income (loss) from discontinued operations, net	(981)	484	(2,021)	1,213

	(2,305)	3,845	(754)	4,440

Net income	22,958	31,921	102,750	84,286

Preferred dividends	5,464	5,334	21,463	21,594

Net income available to common stockholders	$17,494	$26,587	$81,287	$62,692

Average number of common shares
outstanding:
Basic	64,277	55,992	61,661	54,110
Diluted	64,687	56,368	62,045	54,499

Net income available to common stockholders per share:
Basic	$0.27	$0.47	$1.32	$1.16
Diluted	0.27	0.47	1.31	1.15

Common dividends per share	$0.9809	$0.62	$2.8809	$2.46

4Q06 Earnings Release	February 26, 2007

HEALTH CARE REIT, INC.
Financial Supplement — December 31, 2006

Portfolio Composition ($000’s except Investment per Bed/Unit/Sq. Ft.)	Exhibit 1

	# Properties	Balance	% Balance
Balance Sheet Data
Real Property	554	$3,935,851	95%
Loans Receivable (1)	24	194,448	5%

Totals	578	$4,130,299	100%

	# Properties	Investment (2)	% Investment
Investment Balances
Independent/CCRCs	47	$533,950	13%
Assisted Living Facilities	204	1,024,219	25%
Skilled Nursing Facilities	221	1,414,115	34%
Medical Office Buildings	89	900,132	22%
Specialty Care Facilities	17	260,333	6%

Totals	578	$4,132,749	100%

		# Beds/Units		Committed	Investment
	# Properties	or Sq. Ft		Balance (3)	per metric
Committed Investments
Independent/CCRCs	47	5,887	units	$724,533	$123,073	unit
Assisted Living Facilities	204	12,538	units	1,137,154	90,697	unit
Skilled Nursing Facilities	221	30,218	beds	1,428,665	47,279	bed
Medical Office Buildings	89	3,297,370	sq. ft.	900,132	273	sq. ft.
Specialty Care Facilities	17	1,351	beds	285,019	210,969	bed

Totals	578	-na-		$4,475,503	-na-

Notes: (1)	Includes $10,529,000 of loans on non-accrual.
(2)	Real Estate Investments include gross real estate investments and credit enhancements which amounted to $4,130,299,000 and $2,450,000, respectively.
(3)	Committed Balance includes gross real estate investments, credit enhancements and unfunded construction commitments for which initial funding had commenced.

Selected Facility Data	Exhibit 2

		% Payor Mix			Coverage Data
					Before	After
	Census	Private	Medicare	Medicaid	Mgt. Fees	Mgt. Fees
Independent/CCRCs (1)	91%	98%	1%	1%	1.41x	1.21x
Assisted Living Facilities (1)	89%	82%	0%	18%	1.54x	1.33x
Skilled Nursing Facilities (1)	85%	19%	15%	66%	2.17x	1.55x
Medical Office Buildings (2)	93%	-na-	-na-	-na-	-na-	-na-
Specialty Care Facilities (1)	60%	21%	55%	24%	2.88x	2.34x

Weighted Averages					1.93x	1.50x

Notes: (1)	Data as of September 30, 2006.
(2)	Data as of December 31, 2006.

4Q06 Earnings Release	February 26, 2007

Investment Concentrations ($000’s)	Exhibit 3

Concentration by Customer	# Properties	Investment	% Investment

Emeritus Corporation	50	$353,641	9%
Brookdale Senior Living Inc.	87	284,161	7%
Home Quality Management, Inc.	37	244,449	6%
Life Care Centers of America, Inc.	26	238,610	6%
Merrill Gardens L.L.C.	13	183,841	4%
Remaining portfolio	365	2,828,047	68%

Totals	578	$4,132,749	100%

Concentration by Region	# Properties	Investment	% Investment

South	355	$2,213,809	54%
West	78	745,450	18%
Midwest	76	606,682	14%
Northeast	69	566,808	14%

Totals	578	$4,132,749	100%

Concentration by State	# Properties	Investment	% Investment

Florida	87	$705,590	17%
Texas	71	463,467	11%
Massachusetts	36	329,368	8%
California	21	297,410	7%
Ohio	31	255,943	6%
Remaining portfolio	332	2,080,971	51%

Totals	578	$4,132,749	100%

Revenue Concentrations ($000’s)	Exhibit 4

	Three Months Ended		Year Ended
	December 31, 2006		December 31, 2006
Revenue by Facility Type (1)
Independent/CCRCs	$10,111	11%	$39,475	12%
Assisted Living Facilities	23,046	26%	107,165	33%
Skilled Nursing Facilities	48,009	54%	157,945	48%
Medical Office Buildings (2)	3,247	4%	3,247	1%
Specialty Care Facilities	2,917	4%	16,632	5%
Other income	875	1%	3,924	1%

Totals	$88,205	100%	$328,388	100%

Notes:	(1)	Revenues include gross revenues and revenues from discontinued operations.
	(2)	MOB revenues represent 12 days of rental income due to the Windrose merger on December 20, 2006. NOI for this period was $2.1 million, which represents $3.2 million of rental income less $1.1 million of property operating expenses.

4Q06 Earnings Release	February 26, 2007

Revenue Maturities ($000’s)	Exhibit 5

	Investment
	Properties	Operating Properties	Interest	Total
Year	Rental Income (1)	Rental Income (1)	Income (1)	Revenues	% of Total
2007	$1,652	$13,960	$1,807	$17,419	4%
2008	0	12,580	2,868	15,448	4%
2009	928	5,885	1,804	8,617	2%
2010	1,089	7,952	2,587	11,628	3%
2011	6,967	4,442	92	11,501	3%
Thereafter	310,325	35,740	8,194	354,259	84%

Totals	$320,961	$80,559	$17,352	$418,872	100%

Notes:	(1)	Revenue impact by year, annualized.

Debt Maturities and Principal Payments ($000’s)	Exhibit 6

				Trust
				Preferred
Year	Lines of Credit (1)	Senior Notes (2)	Secured Debt (2)	Liability (2)	Total
2007	$40,000	$52,500	$19,199	$0	$111,699
2008	0	42,330	40,115	0	82,445
2009	700,000	0	45,061	0	745,061
2010	0	0	12,504	0	12,504
2011	0	0	49,509	0	49,509
2012	0	250,000	18,558	0	268,558
2013	0	300,000	56,972	0	356,972
Thereafter	0	895,000	136,482	51,000	1,082,482

Totals	$740,000	$1,539,830	$378,400	$51,000	$2,709,230

Notes:	(1)	Reflected at 100% capacity.
	(2)	Amounts above represent principal amounts due and do not reflect unamortized premiums/discounts or the fair value of interest-rate swap agreements as reflected on the balance sheet.

4Q06 Earnings Release	February 26, 2007

Investment Activity ($000’s)	Exhibit 7

	Three Months Ended		Year Ended
	December 31, 2006		December 31, 2006
Funding by Investment Type
Real Property	$146,031	89%	$465,301	83%
Loans Receivable	17,364	11%	93,908	17%

Totals	$163,395	100%	$559,209	100%

Funding by Facility Type
Independent/CCRCs	$76,277	47%	$149,712	27%
Assisted Living Facilities	64,376	39%	155,126	28%
Skilled Nursing Facilities	20,167	12%	231,035	41%
Medical Office Buildings	111	0%	111	0%
Specialty Care Facilities	2,464	2%	23,225	4%

Totals	$163,395	100%	$559,209	100%

Development Activity ($000’s)	Exhibit 8

	Balance at	2006 YTD	2006 YTD	Balance at	Committed
Facility Type	December 31, 2005	Fundings	Conversions	December 31, 2006	Balances
Independent/CCRCs	$1,202	$62,694	$(2,187)	$61,709	$252,292
Assisted Living Facilities	1,793	69,217	(15,813)	55,197	168,132
Skilled Nursing Facilities	911	20,271	(6,330)	14,852	29,402
Specialty Care Facilities	0	6,464	0	6,464	31,150

Totals	$3,906	$158,646	$(24,330)	$138,222	$480,976

Development Funding Projections ($000’s)

			Projected Future Fundings
			2007	Fundings	Unfunded
Facility Type	Projects	# Beds/Units	Fundings	Thereafter	Commitments
Independent/CCRCs	9	1,031	$107,454	$83,129	$190,583
Assisted Living Facilities	17	1,230	68,330	44,605	112,935
Skilled Nursing Facilities	4	338	12,799	1,751	14,550
Specialty Care Facilities	2	110	17,808	6,878	24,686

Totals	32	2,709	$206,391	$136,363	$342,754

Project Conversion Projections ($000’s)

2006 Quarterly Conversions			Annual Projections
		Projected Average			Projected Average
Quarter	Amount	Initial Yields (1)	Year	Amount	Initial Yields (1)
1Q06 actual	$0	n/a	2007 projected	$137,231	9.12%
2Q06 actual	0	n/a	2008 projected	170,464	9.42%
3Q06 actual	12,032	9.15%	2009 projected	113,507	10.00%
4Q06 actual	12,298	9.04%	2010 projected	59,774	8.62%

Totals	$24,330	9.09%	Totals	$480,976	9.37%

Notes:	All amounts include both cash advances and non-cash additions such as capitalized interest.
	(1)	Actual initial yields may be higher if the underlying market rates increase.

4Q06 Earnings Release	February 26, 2007

Disposition Activity ($000’s)	Exhibit 9

	Three Months Ended		Year Ended
	December 31, 2006		December 31, 2006
Dispositions by Investment Type
Real Property	$40,423	54%	$75,789	54%
Loans Receivable	34,956	46%	65,002	46%

Totals	$75,379	100%	$140,791	100%

Dispositions by Facility Type
Assisted Living Facilities	$45,344	60%	$70,831	50%
Skilled Nursing Facilities	50	0%	29,212	21%
Independent/CCRCs	13,246	18%	13,245	9%
Specialty Care Facilities	16,739	22%	27,503	20%

Totals	$75,379	100%	$140,791	100%

Discontinued Operations ($000’s)	Exhibit 10

	Three Months Ended		Year Ended
	December 31,		December 31,
	2006	2005	2006	2005
Revenues
Rental income	$418	$3,363	$5,564	$17,617

Expenses
Interest expense	266	990	2,032	5,306
Depreciation and amortization	743	1,575	4,433	10,012
General and administrative	390	314	1,120	1,086

Income (loss) from discontinued operations, net	$(981)	$484	$(2,021)	$1,213

Exhibit 11

Current Capitalization ($000’s except share price)			Leverage & Performance Ratios
	Balance	% Balance
Borrowings Under Bank Lines	$225,000	6%	Debt/Total Book Cap	53%
Long-Term Debt Obligations	1,920,786	46%
Trust Preferred Liability	52,215	1%	Debt/Undepreciated Book Cap	49%
Stockholders’ Equity	1,978,793	47%

Total Book Capitalization	$4,176,794	100%	Debt/Total Market Cap	39%

Common Shares Outstanding (000’s)	73,192		Interest Coverage	2.75x 4th Qtr.
Period-End Share Price	$43.02			2.97x YTD

Common Stock Market Value	$3,148,720	55%	Interest Coverage	2.86x 4th Qtr.
Preferred Stock	338,993	6%	- adjusted	3.04x YTD
Borrowings Under Bank Lines	225,000	4%	Fixed Charge Coverage	2.23x 4th Qtr.
Trust Preferred Liability	52,215	1%		2.39x YTD
Long-Term Debt Obligations	1,920,786	34%	Fixed Charge Coverage	2.32x 4th Qtr.

Total Market Capitalization	$5,685,714	100%	- adjusted	2.45x YTD

4Q06 Earnings Release	February 26, 2007

EBITDA Reconciliation ($000’s)	Exhibit 12

	Three Months Ended		Year Ended
	December 31,		December 31,
	2006	2005	2006	2005
Net income	$22,958	$31,921	$102,750	$84,286
Interest expense (1)	25,235	21,369	96,834	82,625
Tax expense (benefit)	0	62	82	282
Depreciation and amortization (1)	25,645	21,355	97,564	84,828
Amortization of deferred loan expenses	1,056	502	3,255	2,710

EBITDA	74,894	75,209	300,485	254,731
Stock-based compensation expense	2,789	770	6,980	2,948
Provision for loan losses	250	300	1,000	1,200
Loss on extinguishment of debt, net (2)	0	2,214	0	20,662

EBITDA — adjusted	$77,933	$78,493	$308,465	$279,541

Interest Coverage Ratio
Interest expense (1)	$25,235	$21,369	$96,834	$82,625
Capitalized interest	1,976	39	4,470	665

Total interest	27,211	21,408	101,304	83,290
EBITDA	$74,894	$75,209	$300,485	$254,731

Interest coverage ratio	2.75x	3.51x	2.97x	3.06x

EBITDA — adjusted	$77,933	$78,493	$308,465	$279,541

Interest coverage ratio — adjusted	2.86x	3.67x	3.04x	3.36x

Fixed Charge Coverage Ratio
Total interest (1)	$27,211	$21,408	$101,304	$83,290
Secured debt principal amortization	849	643	3,033	2,685
Preferred dividends	5,464	5,334	21,463	21,594

Total fixed charges	33,524	27,385	125,800	107,569
EBITDA	$74,894	$75,209	$300,485	$254,731

Fixed charge coverage ratio	2.23x	2.75x	2.39x	2.37x

EBITDA — adjusted	$77,933	$78,493	$308,465	$279,541

Fixed charge coverage ratio - adjusted	2.32x	2.87x	2.45x	2.60x

Notes:	(1)	Depreciation and amortization and interest expense include depreciation and amortization and interest expense from discontinued operations.
	(2)	Loss on extinguishment of debt is net of recoveries of $822,000.

4Q06 Earnings Release	February 26, 2007

Funds Available For Distribution Reconciliation (Amounts in 000’s except per share data)	Exhibit 13

	Three Months Ended		Year Ended
	December 31,		December 31,
	2006	2005	2006	2005
Net income available to common stockholders	$17,494	$26,587	$81,287	$62,692
Depreciation and amortization (1)	25,645	21,355	97,564	84,828
Loss (gain) on sales of properties	1,324	(3,361)	(1,267)	(3,227)
Gross straight-line rental income	(2,912)	(2,949)	(9,432)	(13,142)
Prepaid/straight-line rent receipts	4,285	7,825	20,561	13,869
Rental income related to above/(below) market leases, net	(60)	0	(60)	0
Amortization of deferred loan expenses	1,056	502	3,255	2,710
Cap Ex, tenant improvements, lease commissions	(21)	0	(21)	0
Minority interests	(2)	0	(2)	0

Funds available for distribution	46,809	49,959	191,885	147,730
Merger-related expenses	5,213	0	5,213	0
Loss on extinguishment of debt, net (2)	0	2,214	0	20,662

Funds available for distribution — adjusted	52,022	52,173	197,098	168,392
Additional interest income	0	(4,179)	0	(4,523)
SFAS 123(R) accelerated vesting impact	0	0	1,287	0
Prepaid/straight-line rent receipts	(4,285)	(7,825)	(20,561)	(13,869)

Funds available for distribution — normalized	$47,737	$40,169	$177,824	$150,000

Average common shares outstanding:
Basic	64,277	55,992	61,661	54,110
Diluted	64,687	56,368	62,045	54,499

Per share data:
Net income available to common stockholders
Basic	$0.27	$0.47	$1.32	$1.16
Diluted	0.27	0.47	1.31	1.15

Funds available for distribution
Basic	$0.73	$0.89	$3.11	$2.73
Diluted	0.72	0.89	3.09	2.71

Funds available for distribution — adjusted
Basic	$0.81	$0.93	$3.20	$3.11
Diluted	0.80	0.93	3.18	3.09

Funds available for distribution — normalized
Basic	$0.74	$0.72	$2.88	$2.77
Diluted	0.74	0.71	2.87	2.75

FAD Payout Ratio
Dividends per share (3)	$0.64	$0.62	$2.54	$2.46
FAD per diluted share	$0.72	$0.89	$3.09	$2.71

FAD payout ratio	89%	70%	82%	91%

FAD Payout Ratio — Adjusted
Dividends per share (3)	$0.64	$0.62	$2.54	$2.46
FAD per diluted share — adjusted	$0.80	$0.93	$3.18	$3.09

FAD payout ratio — adjusted	80%	67%	80%	80%

FAD Payout Ratio — Normalized
Dividends per share (3)	$0.64	$0.62	$2.54	$2.46
FAD per diluted share — normalized	$0.74	$0.71	$2.87	$2.75

FAD payout ratio — normalized	86%	87%	89%	89%

Notes:	(1)	Depreciation and amortization includes depreciation and amortization from discontinued operations.
	(2)	Loss on extinguishment of debt is net of recoveries of $822,000.
	(3)	Excludes $0.3409 prorated dividend paid on December 28, 2006 in connection with the Windrose merger.

4Q06 Earnings Release	February 26, 2007

Exhibit 14
Funds From Operations Reconciliation
(Amounts in 000’s except per share data)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2006	2005	2006	2005
Net income available to common stockholders	$17,494	$26,587	$81,287	$62,692
Depreciation and amortization (1)	25,645	21,355	97,564	84,828
Loss (gain) on sales of properties	1,324	(3,361)	(1,267)	(3,227)
Minority interests	(4)	0	(4)	0

Funds from operations	44,459	44,581	177,580	144,293
Merger-related expenses	5,213	0	5,213	0
Loss on extinguishment of debt, net (2)	0	2,214	0	20,662

Funds from operations — adjusted	49,672	46,795	182,793	164,955
Additional interest income	0	(4,179)	0	(4,523)
SFAS 123(R) accelerated vesting impact	0	0	1,287	0

Funds from operations — normalized	$49,672	$42,616	$184,080	$160,432

Average common shares outstanding:
Basic	64,277	55,992	61,661	54,110
Diluted	64,687	56,368	62,045	54,499

Per share data:
Net income available to common stockholders
Basic	$0.27	$0.47	$1.32	$1.16
Diluted	0.27	0.47	1.31	1.15

Funds from operations
Basic	$0.69	$0.80	$2.88	$2.67
Diluted	0.69	0.79	2.86	2.65

Funds from operations — adjusted
Basic	$0.77	$0.84	$2.96	$3.05
Diluted	0.77	0.83	2.95	3.03

Funds from operations — normalized
Basic	$0.77	$0.76	$2.99	$2.96
Diluted	0.77	0.76	2.97	2.94

FFO Payout Ratio
Dividends per share (3)	$0.64	$0.62	$2.54	$2.46
FFO per diluted share	$0.69	$0.79	$2.86	$2.65

FFO payout ratio	93%	78%	89%	93%

FFO Payout Ratio — Adjusted
Dividends per share (3)	$0.64	$0.62	$2.54	$2.46
FFO per diluted share — adjusted	$0.77	$0.83	$2.95	$3.03

FFO payout ratio — adjusted	83%	75%	86%	81%

FFO Payout Ratio — Normalized
Dividends per share (3)	$0.64	$0.62	$2.54	$2.46
FFO per diluted share — normalized	$0.77	$0.76	$2.97	$2.94

FFO payout ratio — normalized	83%	82%	86%	84%
Notes:	(1) Depreciation and amortization includes depreciation and amortization from discontinued operations.

(2) Loss on extinguishment of debt is net of recoveries of $822,000.

(3) Excludes $0.3409 prorated dividend paid on December 28, 2006 in connection with the Windrose merger.

4Q06 Earnings Release	February 26, 2007

Outlook Reconciliation (Amounts in 000’s except per share data)	Exhibit 15

	Current Outlook
	Year Ended
	December 31, 2007
	Low	High

Net income available to common stockholders	$93,800	$100,200
Depreciation and amortization (1)	151,000	151,000

Funds from operations	244,800	251,200
Gross straight-line rental income	(16,000)	(16,000)
Rental income related to above/below market leases	(2,000)	(2,000)
Amortization of deferred loan expenses	4,000	4,000
Cap Ex, tenant improvements, lease commissions	(7,000)	(7,000)

Funds available for distribution	$223,800	$230,200

Average common shares outstanding (diluted)	80,000	80,000

Per share data (diluted):
Net income available to common stockholders	$1.17	$1.25
Funds from operations	3.06	3.14
Funds available for distribution	2.80	2.88
Notes: (1) Depreciation and amortization includes depreciation and amortization from discontinued operations.